Wal-Mart Stores Inc
Board of Directors
POWER OF ATTORNEY

The undersigned hereby designates Jeffrey J. Gearhart and Samuel A. Guess, or either of them acting singly and with full power of substitution, as the undersigned's true and lawful attorney in fact to

1 prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Section 16a of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC

2 to execute and file on the undersigned's behalf all Forms 3, 4, and 5 including any amendments thereto that the undersigned may be required to file with the SEC and other regulatory bodies as a result of the undersigneds ownership of or transactions in securities of Wal-Mart Stores, Inc., including any filing required as a result of any indirect ownership of securities attributed to the undersigned under applicable law and

3 do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority.

The authority of Jeffrey J. Gearhart and Samuel A. Guess under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigneds ownership of or transactions in securities of Wal-Mart Stores, Inc., unless earlier revoked in writing. The undersigned acknowledges that neither
Wal-Mart Stores, Inc., Jeffrey J. Gearhart nor Samuel A. Guess are assuming any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC.

Date:  June 2, 2005		/s/ Linda S. Wolf